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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 Current Report
                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): July 10, 2008

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)

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
            Delaware               1-12387                76-0515284
(State or other jurisdiction of  (Commission          (I.R.S. Employer of
 incorporation or organization)  File Number)  Incorporation Identification No.)

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
500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                 60045
  (Address of Principal Executive Offices)                 (Zip Code)
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       Registrant's telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS

On July 10, 2008, Tenneco Inc. announced that the company has entered into a preliminary agreement to purchase the suspension business of Gruppo Marzocchi, an Italian-based worldwide leader in supplying suspension technology in the two-wheeler market.

The agreement announced today is the initial step in the purchase process. A final agreement and closing on a potential purchase of Marzocchi's suspension business is dependent on a number of conditions and the legally-required consultation with the works councils representing Marzocchi employees. Those consultations will begin immediately.

This acquisition would be made through Tenneco's assumption of the debt associated with Marzocchi's suspension business, which was approximately $15 million as of April 30, 2008.

An acquisition by Tenneco of Marzocchi's suspension business would leverage the brand, technology and product synergies of the two companies, providing customers with integrated suspension systems (forks, shock absorbers and elastomers) for motorcycles and other applications.

A copy of the company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

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Exhibit No.               Description
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
99.1          Press release issued July 10, 2008
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TENNECO INC.


Date: July 10, 2008                     By: /s/ David A.Wardell
                                            ------------------------------------
                                            David A. Wardell
                                            Senior Vice President, General
                                            Counsel and Corporate Secretary